Exhibit 99.1

FOR:	AMREP Corporation
300 Alexander Park, Suite 204
Princeton, New Jersey 08540

CONTACT:	Peter M. Pizza
Vice President and Chief Financial Officer
(609) 716-8210

AMREP ANNOUNCES WITHDRAWAL OF MERGER PROPOSAL

Princeton, New Jersey, September 30, 2010 - AMREP Corporation (NYSE: AXR) today reported the withdrawal of the previously announced proposal received by AMREP from Nicholas G. Karabots, AMREP’s Vice Chairman and 59.9% shareholder, to merge AMREP with a company controlled by Mr. Karabots in a transaction in which other shareholders would receive $12.00 per share in cash for their AMREP shares.  AMREP had previously announced the September 8, 2010 receipt of the merger proposal in a press release that was filed with the Securities and Exchange Commission on September 10, 2010 as an exhibit to AMREP’s quarterly report on Form 10-Q.

AMREP Corporation’s AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in Rio Rancho, New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription and product fulfillment and related services to publishers and others.